Exhibit 99.6

eBusiness Application Solutions, Inc.
INTERIM UNAUDITED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page No.
Balance Sheets at June 30, 2008 and December 31, 2007	2

Statements of Income for the six months ended June 30, 2008 and 2007	3

Statements of Cash Flows for the six months ended June 30, 2008 and 2007	4

Notes to Financial Statements	5-8

eBusiness Application Solutions, Inc
Balance Sheets

	June 30, 2008
	(Unaudited)	December 31, 2007
Assets
Current Assets
Cash	$476,035	$57,902
Receivables
Trade Receivable	1,263,327	1,902,892
Related Party	1,789,437	2,097,525
Prepaid expenses and other current assets	305,263	96,638
Total current Assets	3,834,062	4,154,957

Property and equipment, net	74,602	85,762
Other assets	-	111,599

Total assets	$3,908,664	$4,352,318

Liabilities and Stockholder's Equity

Current Liabilities
Accounts payable
Trade payable	$218,282	$331,627
Related party	107,957	100,755
Accrued Liabilities	911,729	746,796
Total current liabilities	1,237,968	1,179,178

Stockholder's equity
Capital Stock, $225 Par value, 1,000 shares authorized	225,000	225,000
issued and outstanding
Retained earnings	2,445,696	2,948,140
Total Stockholder's equity	2,670,696	3,173,140

Total liabilities and stockholder's equity	$3,908,664	$4,352,318

The accompanying notes are an integral part of these financial statements.

eBusiness Application Solutions, Inc.
Statements of Income
For the six months ended June 30, 2008 and 2007
(Unaudited)

	2008	2007
Revenue
Consulting revenues	$12,032,472	$14,991,400
Other revenue	73,355	$136,222
Total revenue	12,105,827	15,127,622

Costs of sales	10,900,783	$12,786,667

Gross profit	1,205,044	2,340,956

Selling, general and administrative expensses	1,039,916	3,087,288
Operating income (loss)	165,128	(746,333)

Other income (expense)
Interest income	1,904	13,023
Other expenses		-
Other income(expense), net	1,904	13,023

Net income (loss)	$167,032	$(733,309)

The accompanying notes are an integral part of these financial statements.

eBusiness Application Solutions, Inc.
Statements of Cash Flows
For the six months ended June 30, 2008 and 2007
(Unaudited)

	2008	2007
Cash flows from operating activities
Net income (loss)	167,032	(733,309)
Adjustments to reconcile net income (loss)to
net cash provided by operating activities
Depreciation and amortization	14,392	-
Changes in operating assets and liabilities
Trade receivables	947,653	807,687
Prepaid Expenses and other assets	(97,026)	(87,018)
Trade payables	(106,143)	146,887
Accrued liabilities	164,933	668,896
Net cash provided by operating activities	1,090,841	803,142

Cash flows from investing activities
Acquistion of property and equipment	(3,233)	(41,001)

Cash flows from financing activities
Stockholder distributions	(669,476)	(500,000)

Net increase in cash	418,132	262,141

Cash, beginning of period	57,902	117,146

Cash, end of period	$476,035	$379,287

The accompanying notes are an integral part of these financial statements.

eBUSINESS APPLICATION SOLUTIONS, INC.
Notes to Financial Statements

1. Summary of Significant Accounting Policies Organization

eBusiness Application Solutions, Inc. ("EBAS" or "Company"), a New Jersey corporation, was incorporated on October 25, 1999. The Company is project-based and partners with its clients to help them meet their eBusiness goals. The Company offers services, which include quality assurance, software configuration management, and web solutions. The Company is headquartered in Fremont, California with additional offices in Illinois and New Jersey.

The Company is a member of a group of related entities under common control. These entities provide resources to each other and charge a fee for these resources, and the Company's financial position and results of operations might be different if it was operated as a stand-alone entity.

Revenue recognition

Consulting revenues are recognized when they are realizable and earned.

Cash and cash equivalents
The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash. The Company places its cash and temporary cash investments with high credit quality institutions. Periodically, such investments may be in excess of federally insured limits.

Accounts receivables

The Company extends credit to customers located primarily in the United States of America. The Company performs periodic credit evaluations of its customers and generally does not require collateral. Based on historical write-offs, overall economic conditions, and the current aging status of its customers, the Company has established an allowance for doubtful accounts at a level considered adequate to cover anticipated credit losses on outstanding trade accounts receivable. Accounts are monitored by management on an ongoing basis and are written-off by the Company when it has been determined that all available collection avenues have been exhausted. The allowance for doubtful accounts was $71,332 at June 30, 2008 and December 31, 2007.

eBUSINESS APPLICATION SOLUTIONS, INC.
Notes to Financial Statements

1. Summary of Significant Accounting Policies (continued) Property and equipment

Property and equipment are stated at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income. Depreciation for property and equipment is computed using straight-line over the estimated useful lives of 3 to 5 years. Leasehold improvements are depreciated over the lesser of the useful life of the asset or the lease term.

The Company periodically evaluates potential impairments of its long-lived assets, including identifiable intangible assets, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company evaluates long-lived assets, including identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Events or changes in circumstances that could result in an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business and significant negative industry or economic trends. Impairment is recognized when the carrying amount of an asset exceeds its fair value. For the six months ended June 30, 2008 and 2007, no impairment loss was recognized.

Fair value of financial instruments

The Company's financial instruments, including cash, cash equivalents, short-term investments, accounts receivable, accounts payable, and accrued liabilities are carried at cost, which approximates their fair value because of the short-term maturity of these financial instruments.

Income taxes

S corporation tax status has been elected by the stockholder of the corporation. An S corporation is not a taxpaying entity. Any income or operating loss arising from the activities of the Company is reported, after appropriate adjustments, on the personal income tax returns of the stockholder. Because the Company is not a taxpaying entity, its financial statements are different from those of taxpaying entities. Specifically, the statements of operations have no provision for federal income tax expense that must be paid on income earned during the years.

eBUSINESS APPLICATION SOLUTIONS, INC.
Notes to Financial Statements

1. Summary of Significant Accounting Policies (continued) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Uses of estimates include, but are not limited to, the allowance for doubtful accounts, useful lives, and computation of depreciation and amortization.

2. Property and Equipment

Property and equipment consisted of the following at June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
Furniture and fixtures	$55,004	$55,004
Computer equipment	177,121	173,889
Software	100,641	100,641
Trucks and automobiles	26,027	26,027
Office equipment	17,801	17,801
Leasehold improvements	20,284	20,284
	396,878	393,646
Accumulated depreciation	(322,276)	(307,884)
	74,602	85,762

Depreciation and amortization expense totaled $ 14,392 for the six months ended June 30, 2008.

3. Operating Leases

The Company leases office space and equipment under long-term lease agreements expiring through 2010. Approximate future minimum obligations under these lease agreements at June 30, 2008 are as follows:

2008	$43,594
2009	35,592
2010	12,000
Total	$91,186

eBUSINESS APPLICATION SOLUTIONS, INC.
Notes to Financial Statements

3. Operating Leases (continued)

Rental expense for the six months ended June 30, 2008 and 2007 totaled $ 91,926 and $ 91,267, respectively.

The Company leases office facilities on a yearly periodic tenancy lease agreement from a related party that was renewed on July 1, 2007. Rent expense for these facilities was $66,000 for the six months ended June 30, 2008.

 4. Concentrations of Risk

For the six months ending June 2008 and 2007, one company represented approximately 67 % and 34%, respectively, of the Company's consulting income.

At June 30, 2008 and December 31, 2007, one customer represented approximately 35% and 52%, respectively, of the Company's accounts receivable.

5. Related Party Transactions

The Company had amounts due from a related party totaling $ 1,789,437 and $2,097,525 at June 30, 2008 and December 31, 2007, respectively. Sales to the related party totaled $ 8,062,792 and $ 5,188, 057 for the six months ended June 30, 2008 and 2007, respectively.

The Company had amounts due to a related party totaling $ 107,957 and $100,755 at December 31, 2007 and 2006, respectively.